[redacted]

Via Courier and Email

March 13, 2019

Fortem Resources Inc.
67 East 5th Avenue
Vancouver, BC V5T 1G7

mcaetano@fortemresources.com

Attention: Michael Caetano, Director & COO

Dear Sir:

Re: Extension of Deferred Closing Time under the Asset Sale Agreement (the "Agreement") dated September 14, 2018 between [redacted] the "Vendor") and Fortem Resources Inc. doing business under the assumed name of Big Lake Energy Ltd. (the "Purchaser")

Pursuant to ongoing discussions between the Parties, the Vendor is prepared to further extend the Deferred Closing Time under the Agreement to June 15th, 2019, or such alternative time as the Parties may agree to in writing. In consideration of Vendor further extending the Deferred Closing Time, Purchaser agrees to pay to Vendor one hundred thousand ($100,000.00) dollars contemporaneous with Purchaser's execution of this letter (the "Further Deposit").

The Parties agree that the Further Deposit, in addition to the Initial Deposit and the Additional Deposit, hereby forms part of the Deposit and will be subject to all terms and conditions relating to the Deposit as set forth in the Agreement.

Unless otherwise defined herein, each capitalized term which is used herein shall have the meaning ascribed to it in the Agreement.

If the Purchaser is in agreement to the terms set out herein, please sign and date this letter and return a copy to Jeff West with the Further Deposit.

Regards,

[redacted]

/s/ Signed

[redacted]

SVP, Strategy & Corporate Development

FORTEM RESOURCES INC.

/s/ Signed

Michael Caetano
Director & Chief Operating Officer
Date: